Exhibit 1.2

The PMI Group, Inc.

4.50% Convertible Senior Notes Due 2020

Underwriting Agreement

April 26, 2010

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As representatives of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, NY 10010-3629

Ladies and Gentlemen:

The PMI Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $261,000,000 principal amount of the 4.50% Convertible Senior Notes due 2020 (the “Firm Securities”), convertible into shares of common stock of the Company, par value $0.01 per share (“Stock”), and, at the election of the Underwriters, up to an aggregate of $39,000,000 additional principal amount of 4.50% Convertible Senior Notes due 2020 (the “Optional Securities”) (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-156955) (the “Initial Registration Statement”) in respect of the Securities and shares of the Stock issuable upon conversion thereof has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each

Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m (Eastern daylight time) on the date of this Agreement. The Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except a final term sheet (a form of which is set forth on Schedule II(b) hereto);

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement or to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein;

(f) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g) Each of the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a “Material Adverse Effect”). All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;

(h) The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and are free of any preemptive or similar rights, and, when issued and delivered by the Company in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly authorized and issued, fully paid and non-assessable and (except as disclosed in the Prospectus) free and clear of all liens, encumbrances, equities or claims and will conform to the description thereof in the Pricing Disclosure Package and the Prospectus;

(i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company;

(j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of November 3, 2003, as supplemented by Supplemental Indenture No. 1 dated November 3, 2003 and Supplemental Indenture No. 2 to be dated as of April 30, 2010 (as so supplemented, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the supplemental indenture is executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k) The execution, delivery and performance of this Agreement by the Company and the issuance of the Securities and the consummation of the transactions contemplated hereby and in the Indenture have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries which are significant subsidiaries as defined in Rule 405 of the Act (“Significant Subsidiaries”)) or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its subsidiaries. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of greater than $75 million in indebtedness by the Company or any Significant Subsidiary;

(l) None of the Company nor any of its subsidiaries is in violation of its charter or by-laws. None of the Company nor any of its subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(m) Except as described in the Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement;

(n) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company, and the consummation of the transactions contemplated hereby and therein, except such as may be required by the Act or the Exchange Act, as may be required by the securities or Blue Sky laws of the various states, and as may be required from the Financial Industry Regulatory Authority (“FINRA”);

(o) The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and the Prospectus; since the date indicated in the Preliminary Prospectus and the Prospectus, except as disclosed in the Preliminary Prospectus and the Prospectus, there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding common stock resulting from employee or director benefit plans, including the Company’s deferred compensation plan, dividend reinvestment and stock purchase or stock option plans, in each case existing on the date hereof, as well as any changes in outstanding common stock resulting from the conversion or settlement of any of the Company’s other securities outstanding on the date hereof); all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the description thereof contained in the Prospectus; and no holder thereof is or will be subject to personal liability by reason of being such a holder;

(p) Except as disclosed in the Preliminary Prospectus and the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Stock and (iii) there are no restrictions upon transfer of the Stock pursuant to the Company’s certificate of incorporation or bylaws;

(q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Prospectus will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(r) Each of the Company’s subsidiaries that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described in or contemplated by the Preliminary Prospectus and the Prospectus, each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect, and, except as described in the Preliminary Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted;

(s) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect;

(t) The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect;

(u) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or any failure to meet the minimum funding requirements of Section 302 of ERISA or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects;

(v) Neither the Company, nor, to its knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(w) Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company has not declared or paid any dividends on its capital stock during the last three years;

(x) The consolidated financial statements and supporting schedules of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(y) None of the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and, since the date as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been (x) any increase, or any development involving a prospective increase, in excess of $50.0 million in the Company’s consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its Significant Subsidiaries or any increase in excess of $25.0 million in the aggregate in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect;

(z) All ceded reinsurance and retrocessional agreements to which the Insurance Subsidiaries are a party are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. None of the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in conformity with the requirements therefor of the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements;

(aa) Ernst & Young LLP, who have certified certain financial statements and supporting schedules of the Company and its subsidiaries, are independent accountants as required by the Act and the Exchange Act;

(bb) The Shares have been authorized for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance, and the Stock has been registered under the Exchange Act.

(cc) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Debt Securities We May Offer,” “Description of the Notes” and “Description of Common Stock We May Offer”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(dd) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(ee) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, the Company’s internal control over financial reporting was effective;

(ff) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(gg) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(hh) To the best knowledge of the Company, the Federal National Mortgage Association (“Fannie Mae”) has not initiated or threatened to initiate a suspension or termination of PMI Mortgage Assurance Co.’s (“PMAC”) or PMI Mortgage Insurance Co.’s (“PMIC”) eligibility as a limited (in the case of PMAC) direct issuer of mortgage guaranty insurance under the Fannie Mae Qualified Mortgage Insurer Approval Requirements;

(ii) To the best knowledge of the Company, the Federal Home Loan Mortgage Corporation (“Freddie Mac”) has not initiated or threatened to initiate a suspension or termination of PMAC’s or PMIC’s eligibility as a limited (in the case of PMAC), eligible mortgage insurer;

(jj) The waiver of PMIC’s compliance with the minimum policyholders position requirement applicable under Arizona law, provided by the Arizona Department of Insurance pursuant to a letter dated February 10, 2010, remains in effect. To the best knowledge of the Company, the Arizona Department of Insurance has not initiated or threatened to initiate a withdrawal of the waiver; and

(kk) The Company and PMIC have received all requisite corporate and regulatory approvals for the issuance by PMIC to the Company of a surplus note in a principal amount of $261,000,000.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of Optional

Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to $39,000,000 aggregate principal amount of Optional Securities, at the same purchase price set forth in the paragraph above, for the sole purpose of covering sales of 4.50% Convertible Senior Notes due 2020 in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4)(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Credit Suisse Securities (USA) LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Credit Suisse Securities (USA) LLC at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Credit Suisse Securities (USA) LLC at DTC. The Company will cause the certificates representing the Securities to be made available to Credit Suisse Securities (USA) LLC for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on April 30, 2010 or such other time and date as Credit Suisse Securities (USA) LLC and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Credit Suisse Securities (USA) LLC in the written notice given by Credit Suisse Securities (USA) LLC of the Underwriters’ election to purchase such Optional Securities, or such other time and date as Credit Suisse Securities (USA) LLC and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, a form of which is attached hereto as Schedule II(b), to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities or the shares of Stock issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (ii) subject itself to taxation in any such jurisdiction where it is not now so subject;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) As soon as reasonably practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to equity or deferred compensation or employee stock purchase plans existing on the date of this Agreement (including as such plans may be modified from time to time, including after the date of this Agreement), or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; (ii) the sale of the Securities under this Agreement; or (iii) the issuance and sale of an aggregate of 77,765,000 shares of Stock (the “Shares”) (or up to an aggregate of 89,429,750 Shares if the underwriters of the Shares exercise in full their option to purchase additional Shares) pursuant to the terms of an underwriting agreement, dated as of even date herewith, between the Company and the Underwriters;), without your prior written consent;

(g) That it has used its reasonable best efforts to cause each executive officer (as defined for purposes of Section 16 of the Exchange Act) and director of the Company to furnish to the Underwriters an executed letter substantially in the form attached hereto as Annex III;

(h) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(j) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(k) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Stock upon conversion of the Securities; and

(l) To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the NYSE.

6. (a)(i) The Company represents and agrees that without the prior consent of Credit Suisse Securities (USA) LLC, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and Credit Suisse Securities (USA) LLC, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and Credit Suisse Securities (USA) LLC is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Credit Suisse Securities (USA) LLC and, if requested by Credit Suisse Securities (USA) LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the shares of Stock issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required reviews by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to you their written opinion and letter substantially in the form attached as Annex I(a) and (b) hereto, dated such Time of Delivery;

(d) Andrew D. Cameron, general counsel to the Company, shall have furnished to you his written opinion substantially in the form attached as Annex I(c) hereto, dated such Time of Delivery;

(e) Low & Cohen, PLLC Arizona counsel to the Company shall have furnished to you their written opinion substantially in the form attached as Annex I(d) hereto, dated such Time of Delivery.

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)(i) None of the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or any Insurance Subsidiary’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or any Insurance Subsidiary’s financial strength or claims paying ability;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The shares of Stock issuable upon conversion of the Securities at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request; and

(m) At the First Time of Delivery, the Company shall have consummated the sale of an aggregate of 77,765,000 Shares.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Credit Suisse Securities (USA) LLC expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection

(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Credit Suisse Securities (USA) LLC on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 3003 Oak Road, Walnut Creek, California, 94597, Attention: General Counsel (Fax: 925-658-6175; Telephone: 925-658-7878); provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

The PMI Group, Inc.

By:	/s/ Donald P. Lofe, Jr.
Name:	Donald P. Lofe, Jr.
Title:	Executive Vice President, Chief Financial Offficer and Chief Adminstrative Officer

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ David M. Platter
(Credit Suisse Securities (USA) LLC)
Name:	David M. Platter
Title:	Managing Director

By:	/s/ Scott Littlejohn
(Merrill Lynch, Pierce, Fenner & Smith Incorporated)
Name:	Scott Littlejohn
Title:	Manaing Director

SCHEDULE I

Underwriter	Aggregate Principal Amount of Firm Securities to be Purchased	Maximum Aggregate Principal Amount of Optional Securities Which May be Purchased
Credit Suisse Securities (USA) LLC	$130,500,000	$19,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$104,400,000	$15,600,000
Dowling & Partners Securities, LLC	$26,100,000	$3,900,000

Total:	$261,000,000	$39,000,000

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